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                                                                     EXHIBIT 5.1

                      [PALMER & DODGE LLP LETTERHEAD]


                               November 22, 1996


Lamar Advertising Company
5551 Corporate Blvd.
Baton Rouge, Louisiana 70808

         We are furnishing this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") filed on November 22, 1996 by Lamar Advertising Company (the "Company") and certain subsidiaries of the Company listed as Additional Registrants in the Registration Statement (the "Subsidiary Guarantors") relating to $255,000,000 aggregate principal amount of Senior Subordinated Notes (the "Notes") to be issued and sold by the Company and guaranteed (the "Guarantees") by the Subsidiary Guarantors. The Notes are to be issued pursuant to an Indenture (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), the proposed form of which was previously filed as an exhibit to the Company's registration statement on Form S-3 (File No. 333-14789) that was declared effective on November 21, 1996.

         We have acted as your counsel in connection with the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Notes. We have made such examination as we consider necessary to render this opinion.

         This opinion is limited to the federal laws of the United States and the Delaware General Corporation Law. We note that the Indenture, Notes and Guarantees and governed by the laws of the State of New York and, therefore, in rendering this opinion, we have relied, as to the opinions set forth in paragraphs 1 and 2 below, upon the opinion of Chadbourne & Parke LLP with respect to matters of New York law. In addition, as to the opinions set forth in paragraph 2 below, we have relied upon the opinion of Kean, Miller, Hawthorne, D'Armand, McCowan & Jarman, L.L.P. with respect to matters relating to the due incorporation and good standing of the Subsidiary Guarantors, the corporate power and authority of the Subsidiary Guarantors to execute, deliver and perform the Guarantees, and the due execution and delivery by the Subsidiary Guarantors of the Guarantees.

             Based upon the foregoing, we are of the opinion that:

         1. Upon the due execution and delivery of the Indenture by the Company and the Trustee and the due execution, authentication and delivery of the Notes in accordance with the Indenture against payment therefor as contemplated by the Registration Statement, the Notes will be valid and legally binding obligations of the Company, subject to bankruptcy,
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Lamar Advertising Company
November 22, 1996
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insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         2. When the Notes are duly issued and delivered by the Company and at the time any subsidiary of the Company becomes a Subsidiary Guarantor, the Guarantee of such Subsidiary Guarantor will be the valid and legally binding obligations of such Subsidiary Guarantor, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         In rendering the foregoing opinions, we express no opinion as to federal or state laws relating to fraudulent transfers.

         We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our firm under the caption "Certain Legal Matters" in the Prospectus filed as part thereof.


                                                   Very truly yours,

                                                   /s/ Palmer & Dodge LLP
                                                   ----------------------
                                                       Palmer & Dodge LLP